Exhibit i

1900 K Street, N.W.
Washington, DC 20006
+1 202 261 3300 Main
+1 202 261 3333 Fax
www.dechert.com

February 28, 2017

HSBC Funds
452 Fifth Avenue
New York, New York 10018

Re:         HSBC Funds (File Nos. 033-07647 and 811-04782)

Ladies and Gentlemen:

We have acted as counsel to HSBC Funds, a Delaware statutory trust (the “Trust”), and each of its series (collectively, the “Funds”) in connection with the filing of Post-Effective Amendment No. 224 to the Trust’s registration statement (the “Registration Statement”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Act of 1933, as amended (the “1933 Act”), and in connection with the issuance and sale by the Trust of the Funds’ shares proposed to be sold pursuant to Post-Effective Amendment No. 224 to the Registration Statement (the “Shares”).

This opinion is limited to the Delaware Statutory Trust Act, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of the State of Delaware.

We have examined the Trust’s Agreement and Declaration of Trust (“Declaration of Trust”), the Trust’s By-Laws, and other Trust records, certificates, documents and matters as we have deemed necessary to enable us to give this opinion. In addition, we have reviewed and relied upon a certificate of good standing issued by the Delaware Secretary of State.

In rendering this opinion we have assumed, without independent verification: (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Trust’s Board of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Trust on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Trust’s Board of Trustees, or in the Registration Statement, we have assumed such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

Based upon the foregoing, we are of the opinion that the Funds’ Shares have been validly authorized, and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law, will have been legally and validly issued and, subject to the qualifications set forth in the Declaration of Trust, will be fully paid and non-assessable.

We note that, pursuant to Section 4.5 of Article IV of the Declaration of Trust, the Trustees have the power, as frequently as they may determine, to cause each shareholder of any particular series or class, to pay directly, in advance or arrears, for charges of the Trust’s transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such shareholder from declared but unpaid dividends owed such shareholder and/or by reducing the number of shares in the account of such shareholder by that number of full and/or fractional shares which represents the outstanding amount of such charges due from such shareholder.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission in connection with the continuous offering of the Funds’ shares of beneficial interest, as indicated above, and to references to our firm, as counsel to the Trust, in the Funds’ prospectuses and Statements of Additional Information to be included in the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP